Exhibit 99.1

NovaDel Reports Financial Results for First Quarter ended March 31, 2010

Bridgewater, NJ – May 17, 2010  NovaDel Pharma Inc. (OTCBB: NVDL) (the “Company”), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, reported financial results for its first quarter ended March 31, 2010. For the quarter ended March 31, 2010, NovaDel reported a net loss of $1.3 million, or $0.01 per share compared to a net loss of $2.1 million, or $0.04 per share for the quarter ended March 31, 2009. As of March 31, 2010, the Company's cash and cash equivalents were $3.7 million.

For the quarter ended March 31, 2010, the loss from operations was $1.3 million as compared to $2.0 million for the quarter ended March 31, 2009.  The decrease of $0.7 million is attributable to reductions in overall spending as the Company has reduced project related activities, further reduced headcount and relocated its office facilities.

On March 31, 2010, the Company announced that it entered into a securities purchase agreement to raise approximately $1.5 million in gross proceeds through the sale of approximately 9 million shares of its common stock to selected institutional investors at a price of $0.165 per share. The investors received five year warrants to purchase approximately 4.5 million shares of common stock at an exercise price of $0.25 per share. In addition, the investors received six month warrants to purchase an approximately 3.0 million additional shares of common stock at an exercise price of $0.25 per share. The shares and warrants were offered as a registered direct offering under the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission. The Company recorded net proceeds of $0.6 million and a note receivable of $0.8 million which cash proceeds were subsequently received on April 15, 2010.

Steven B. Ratoff, Chairman and CEO said, “During the first quarter 2010, we continued to strengthen our balance sheet with a modest capital raise.  In addition, we initiated our development of Duromist™, our oral spray formulation of sildenafil citrate for the treatment of erectile dysfunction. We anticipate we will have initial clinical results in the fourth quarter of this year. We also look forward to the commercialization by our licensees of Nitromist™ and Zolpimist™ later this year."

About NovaDel Pharma

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, erectile dysfunction, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (OTCBB: NVDL), visit our website at www.novadel.com.

Forward-looking Statements:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability of third parties to commercialize the Company’s products, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the Company’s ability to obtain additional required financing to fund its research programs, the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company's actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s 2010 financial results and its product pipeline, please review the Company’s SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

Contacts:

Steven B. Ratoff

(908) 203-4640
Chairman and Chief Executive Officer
NovaDel Pharma Inc.
sratoff@novadel.com

NOVADEL PHARMA INC.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED
 MARCH 31, 2010 AND 2009
 (UNAUDITED)

	Three Months Ended
	March 31, 2010	March 31, 2009
License Fees and Milestone Fees Earned	$129,000	$66,000

Research and Development Expenses	447,000	826,000
Consulting, Selling, General and Administrative Expenses	974,000	1,258,000

Total Expenses	1,421,000	2,084,000

Loss From Operations	(1,292,000)	(2,018,000)

Other Income	—	360,000
Interest (Expense), net	—	(481,000)

Net Loss	$(1,292,000)	$(2,139,000)

Basic and Diluted Loss Per Common Share	$(0.01)	$(0.04)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Common Share	88,372,000	59,892,000

NOVADEL PHARMA INC.
CONDENSED BALANCE SHEETS
AS OF MARCH 31, 2010 (UNAUDITED) AND DECEMBER 31, 2009

ASSETS	March 31, 2010 (unaudited)	December 31, 2009
Current Assets:
Cash and cash equivalents	$3,647,000	$2,663,000
Note receivable related to financing	800,000	—
Prepaid expenses and other current assets	268,000	1,430,000
Total Current Assets	4,715,000	4,093,000

Property and equipment, net	298,000	324,000
Other assets	19,000	36,000

TOTAL ASSETS	$5,032,000	$4,453,000

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable	$222,000	$195,000
Accrued expenses and other current liabilities	157,000	117,000
Accrued financing costs	125,000	—
Derivative liability	913,000	—
Current portion of deferred revenue	4,266,000	4,266,000
Current portion of capital lease obligations	10,000	10,000
Total Current Liabilities	5,693,000	4,588,000

Non-current portion of deferred revenue	4,136,000	4,202,000
Non-current portion of capital lease obligations	2,000	4,000

Total Liabilities	9,831,000	8,794,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $.001 par value:
Authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value:
Authorized 200,000,000 shares, Issued 98,383,458 and 88,343,457 shares at March 31, 2010 and December 31, 2009, respectively	99,000	89,000
Additional paid-in capital	79,166,000	78,342,000
Accumulated deficit	(84,058,000)	(82,766,000)
Less: treasury stock, at cost, 3,012 shares	(6,000)	(6,000)
Total Stockholders’ Deficiency	(4,799,000)	(4,341,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$5,032,000	$4,453,000